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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 11, 2000, except for the first two paragraphs of Note 6 as to which the date is May 2, 2000, in the Registration Statement (Form S-1) and related Prospectus of Metawave Communications Corporation for the registration of 5,361,803 shares of Common stock.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Seattle, Washington
October 30, 2000